UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 3, 2014

LIBERTY TAX, INC.
(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-35588 (Commission File Number)	27-3561876 (I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices)  (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On October 3, 2014, Liberty Tax, Inc. (the “Company”) and its subsidiaries entered into a Supplement and Joinder Agreement with and among the lenders party thereto and SunTrust Bank, as administrative agent (the “October 2014 Supplement”), as well as a Second Amendment to Revolving Credit and Term Loan Agreement with SunTrust Bank, as Administrative Agent (the “Second Amendment”). The October 2014 Supplement and the Second Amendment relate to, and were entered into pursuant to, the Revolving Credit and Term Loan Agreement, dated as of April 30, 2012, as amended, with and among the lenders party thereto and SunTrust Bank, as administrative agent (the “Credit Agreement”). The purpose of the October 2014 Supplement and the Second Amendment were to provide for an increase in the Company’s revolving credit facility under the Credit Agreement of $60,400,000, to a maximum of $203,750,000, to extend the maturity of both the revolving credit facility and term loan from April 30, 2017 to April 30, 2019 (except as to the commitments of one lender under the revolving credit facility, which has been extended to September 30, 2017), and to increase the maximum commitments under the total of the term loan and revolving credit facility (assuming the future use of an accordion feature) to $275,000,000. Copies of the October 2014 Supplement and the Second Amendment are attached to this report as Exhibits 10.1 and 10.2.

Item 9.01.                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
10.1	Supplement and Joinder Agreement dated October 3, 2014
10.2	Second Amendment to Revolving Credit and Term Loan Agreement dated October 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JTH HOLDING, INC.

Date: October 6, 2014	By:/s/ James J. Wheaton
James J. Wheaton
Vice President and General Counsel

EXHIBIT INDEX

Exhibit 10.1	Supplement and Joinder Agreement dated October 3, 2014
Exhibit 10.2	Second Amendment to Revolving Credit and Term Loan Agreement dated October 3, 2014